Exhibit 99.1

FOR IMMEDIATE RELEASE

HOLLIS-EDEN ANNOUNCES CANCELLATION OF ACUTE RADIATION SYNDROME RFP BY

DEPARTMENT OF HEALTH AND HUMAN SERVICES

— Company to Hold Conference Call at 11:00 a.m. EST March 8, 2007 —

SAN DIEGO, CA – March 8, 2007 – Hollis-Eden Pharmaceuticals, Inc. (NASDAQ: HEPH) today announced that it was informed late Wednesday, March 07, 2007, by the Department of Health & Human Services (HHS) that NEUMUNE®, the Company’s product candidate for the treatment of Acute Radiation Syndrome (ARS) was found technically unacceptable and was no longer in the competitive range for the Request for Proposal (RFP) No. DHHS-ORDC-DDA-05-12 entitled, “Medical Countermeasures to Mitigate or Treat Neutropenia Alone or in Combination with Co-Morbidities Associated with Acute Radiation Syndrome (ARS).” No other rationale was provided. Further, Hollis-Eden was notified that HHS had cancelled the solicitation in its entirety.

The Company was surprised by this decision by HHS. In June 2006, based on HHS’ evaluation of the Company’s technical and cost proposal, HHS informed the Company that its proposal for NEUMUNE was within the competitive range. HHS reaffirmed this decision in October 2006, and Hollis-Eden believes that as of that time its proposal was the only proposal still being considered by HHS. Since that time, HHS has not requested any additional safety or efficacy data on NEUMUNE that had not previously been provided in detailed or summary form. Therefore, the Company is unable to comprehend how NEUMUNE can no longer meet the technical requirements of the solicitation.

“Given the nature and stage of our communications with HHS regarding our original ARS proposal and subsequent revisions, this decision by HHS to exclude our proposal and cancel the RFP is shocking and difficult to understand,” stated Richard B. Hollis, Chairman and Chief Executive Officer of Hollis-Eden. “While we will attempt to gain a better understanding from HHS why this determination was made, we clearly met all of the very detailed requirements of the solicitation. NEUMUNE is the only agent ever to have shown the ability to reduce mortality from ARS in primates when administered as a single agent hours after radiation exposure without supportive care. This survival benefit was statistically significant, and was generated under GLP conditions. Results were recently published in a peer-reviewed journal. Further, clinical studies support NEUMUNE’s attractive safety profile in humans and also show the ability of the compound to significantly increase the production of neutrophils and platelets in healthy volunteers.

“With NEUMUNE’s attractive safety and efficacy profile, we are at a loss to explain why HHS would not want to procure this drug candidate for the protection of the American people. It would be more understandable if there were other medical countermeasures as far along in development with a superior profile, but given that HHS has chosen to cancel the solicitation altogether, that is clearly not the case. The ongoing search for a potentially ideal agent may never be realized and at the very least is years away. In the meantime, Americans are left unprotected from what numerous government officials claim is the greatest threat we face as a nation.

“We know that this is not the process Congress intended in overwhelmingly passing the Project BioShield legislation,” added Hollis, “and we will make ourselves available over the next several weeks to members of our government who are committed to addressing these shortcomings. More importantly, we will now be tightly focused on moving our three clinical candidates into clinical trials for preventing or treating healthcare acquired infections, diabetes, arthritis and cancer. While this action clearly represents a near-term setback, we are convinced the future for this technology is very bright.”

Conference Call: Hollis-Eden will conduct a conference call and live webcast on March 8, 2007 at 11:00 a.m. Eastern (8:00 a.m. Pacific) to discuss today’s announcement. The conference call can be accessed by dialing 866-356-3093 (domestic) or 617-597-5381 (international) and requesting the Hollis-Eden conference call. A live webcast of the conference call will be available under “Event Calendar” on the Investors section of Hollis-Eden’s website at www.holliseden.com. The webcast will be archived at the Company’s website for 30 days, and a replay of the call will be available by phone for 24 hours beginning approximately one hour after the call is completed, and can be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), passcode 33405602.

About Hollis-Eden

Hollis-Eden Pharmaceuticals, Inc. is a world leader in the development of a proprietary class of adrenal steroid hormones as novel pharmaceuticals for human health. Through its Hormonal Signaling Technology Platform, Hollis-Eden is developing a new series of small molecule compounds that are metabolites or synthetic analogs of endogenous hormones derived by the adrenal glands from the body’s most abundant circulating steroid. These steroid hormones are designed to restore the biological activity of cellular signaling pathways disrupted by disease and aging, have been demonstrated in humans to possess several properties with potential therapeutic benefit — they regulate innate and adaptive immunity, reduce nonproductive inflammation and stimulate cell proliferation. The Company’s lead product candidate, NEUMUNE® (HE2100), has shown significant effects in models of Acute Radiation Syndrome (ARS), a life-threatening condition resulting from exposure to high levels of radiation following a nuclear or radiological incident, and is being explored clinically for use in combating healthcare-associated infections. Certain patents related to NEUMUNE are licensed to Hollis-Eden by Roger Loria, Ph.D., a professor of microbiology and immunology at Virginia Commonwealth University. A next-generation compound, HE3286, is being prepared for clinical trials in treating type 2 diabetes and potentially rheumatoid arthritis. An additional next-generation candidate, HE3235, has also been selected for clinical development in cancer. For more information on Hollis-Eden, visit the Company's website at www.holliseden.com.

This press release contains forward-looking statements within the meaning of the federal securities laws concerning, among other things, the potential and prospects of the Company's drug discovery program and its drug candidates. Any statement included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company's actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties inherent in the Company’s business, including, but not limited to: the ability to complete preclinical and clinical trials successfully and within specified timelines, if at all; the ability to obtain regulatory approval for NEUMUNE under the U.S. Food and Drug Administration Animal Efficacy Rule, even if shown to be effective in preclinical studies; the ability to receive any stockpiling orders for NEUMUNE from the U.S. federal, state and foreign governments or agencies, even if approved by regulatory authorities; the Company's future capital needs; the Company's ability to obtain additional funding; the ability of the Company to protect its intellectual property rights and to not infringe the intellectual property rights of others; the development of competitive products by other companies; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise the information contained in this press release as a result of new information, future events or circumstances arising after the date of this press release.

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Contact:

Dan Burgess, Chief Operating Officer and CFO

or Scott Rieger, Director, Corporate Communications

Hollis-Eden Pharmaceuticals

(858) 587-9333